EXHIBIT A


                        MORGAN STANLEY AIRCRAFT FINANCE

         Cash Analysis of Financial Condition and Results of Operations

         Twelve Month Period from December 1, 1998 to November 30, 1999

                                    CONTENTS




   I      Background and General Information

   II Comparison of Actual Cash Flows versus the 1998 Base Case for the Twelve Month Period

   III    Other Financial Data

   IV     Recent Developments

   V      Appendices

I    Background and General Information

On March 3, 1998, Morgan Stanley Aircraft Finance ("MSAF"), a Delaware business trust, issued $1,050 million of Notes in five subclasses- Subclass A-1, Subclass A-2, Subclass B-1, Subclass C-1 and Subclass D-1 (the "Notes"). The Notes were issued in connection with MSAF's agreement to acquire 33 aircraft plus a spare engine with a total appraised value at September 30, 1997 of $1,115.5 million from International Lease Finance Corporation ("ILFC").

All but one of the 33 aircraft was acquired by MSAF. The undelivered aircraft was a B737-400 with an appraised value of $28.8 million. Pursuant to the indenture relating to the Notes (the "Indenture"), MSAF decided not to substitute this aircraft but to distribute to the Noteholders $27.1 million on June 15, 1998. $26 million of this amount represents that portion of the proceeds from the offering of the Notes relating to this aircraft and $1.1 million represents swap breakage costs paid by ILFC. As a result, the overall size of the aircraft fleet is now 32 aircraft plus a spare engine and the appraised value of the fleet reduced from $1,115.5 million to $1,086.7 million at September 30, 1997.

Applying the declining value assumption to the original September 30, 1997 fleet appraisal of $1,086.7 million, the total appraised value was assumed to be $1,026.7 million at November 15, 1999. The fleet is appraised annually and the most recent appraisal dated June 30, 1999 valued the portfolio at $978.1 million. See Section III - "Other Financial Data" below for a discussion on assumed aircraft values and annual appraisals.

As of February 1, 2000, 28 aircraft plus the engine were on-lease with 25 lessees in 18 countries as shown in Appendix A attached. Four aircraft were non-revenue earning of which one was subject to a lease commencing in February, 2000 and two had signed Letters of Intent for lease to new lessees. The fourth aircraft was available for lease.

The discussion and analysis that follows is based on the results of MSAF and its subsidiaries as a single entity (collectively the "MSAF Group").

MSAF Group is a special purpose vehicle, which owns aircraft subject to operating leases and one financing lease. MSAF Group may also make additional aircraft acquisitions and aircraft sales. MSAF Group intends to acquire additional commercial passenger or freight aircraft from various sellers and will finance the acquisition of such aircraft by issuing additional notes. In August 1999, MSAF Group announced that it intended to acquire a portfolio of 29 aircraft see Section IV - "Recent Developments" for more information. Any acquisition of additional aircraft will be subject to certain confirmations with respect to the Notes from rating agencies and compliance with certain operating covenants of MSAF set out in the Indenture.

MSAF Group's cash receipts and disbursements are determined, in part, by the overall economic condition of the operating leasing market. The operating leasing market, in turn, is affected by various cyclical factors. These include the level and volatility of interest rates, the availability of credit, fuel costs and both general and regional economic conditions affecting lessee operations and trading. Other factors to consider are manufacturer production levels, passenger demand, retirement and obsolescence of aircraft models, manufacturers exiting or entering the market or ceasing to produce aircraft types or re-introduction into service of aircraft previously in storage. In addition, state regulations and air traffic control infrastructure constraints such as limitations on the number of landing slots can also impact the operating leasing market.

MSAF Group's ability to compete against other lessors is determined, in part, by the composition of its fleet in terms of mix, relative age and popularity of aircraft type. In addition, operating restrictions imposed by the Indenture, and the ability of other lessors, who may possess substantially greater financial resources, to offer leases on more favorable terms than MSAF Group, may also impact MSAF Group's ability to compete against other lessors.

For the purposes of this report, the "Twelve Month Period", referred to in
Section II "Comparison of Actual Cash Flows versus the Base Case for the Twelve Month Period", shall comprise information from the monthly cash reports dated December 15, 1998 through to November 15, 1999. The financial data in these reports includes cash receipts from November 10, 1998 (first day of the Collection Period for the December 1998 Report) up to November 8, 1999 (last day of the Collection Period for the November 1999 Report). It also includes payments made by MSAF Group between November 17, 1998 and up to November 15, 1999 (the Note Payment Date for the November 1999 Report).

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II   Comparison of Actual Cash Flows versus the 1998 Base Case for the Twelve
     Month Period


The February 20, 1998 Offering Memorandum (the "Offering Memorandum") and the November 4, 1998 Prospectus (the "Prospectus") for the Notes contain assumptions in respect of MSAF Group's future cash flows and cash expenses (the "1998 Base Case"). For the purpose of this report, "Net Cash Collections" is defined as Total Cash Collections less Total Cash Expenses, Interest Payments and Swap Payments. A discussion of the annual Cash Collections, Cash Expenses, Interest Payments and Principal Payments is given below and should be read in conjunction with the analysis in Appendix B.

CASH COLLECTIONS

"Total Cash Collections" include Net Lease Rentals (Contracted Lease Rentals less Net Stress-related Costs), Movement in Current Arrears Balance, Interest Earned and Net Maintenance. In the Twelve Month Period, MSAF Group generated approximately $119.1 million in Total Cash Collections, $3.4 million less than the 1998 Base Case. This difference is due to a combination of the factors set out below (the numbers in brackets refer to the line item number shown in Appendix B).

[2]  Renegotiated Leases
     Renegotiated Leases refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions. In the Twelve Month Period, the amount of revenue loss attributed to Renegotiated Leases was $1.4 million and relates to two renegotiated leases. The $1.4 million loss in rental revenue is primarily due to a 14% reduction from the 1998 Base Case rental on a B767-300ER on lease to Air Pacific. The new rental was reset at the then prevailing market rate for B767-300ERs in exchange for a lease extension.

[3]  Rental Resets
     Rental Resets is a measure of the loss in rental revenue when new lease rates are lower than those assumed in the Base Case. In the Twelve Month Period, six new leases were entered into with a weighted average decline of 10.4% versus the rental assumed in the 1998 Base Case resulting in a loss of $2.0 million in rental revenue. See Section IV - "Recent Developments" for a discussion of current re-leasing events.

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     Analysis of Rental Resets in Twelve Month Period
                                         % change from    % of Appraised
                  Aircraft Type         1998 Base Case        Value*
      1             A310-300                 -28.2             2.35
      2             A310-300                 -28.2             2.38
      3             A320-100                  -9.2             4.22
      4             B737-300                 -13.1             2.57
      5             A320-200                 -15.3             3.09
      6            B757-200ER                 18.5             3.48

               Weighted Average**            -10.4%           18.09%
     Notes
      *Appraisal as of June 30, 1999
     **Average weighted by Appraised Value as of June 30, 1999.

[4]  Contracted Lease Rentals
     Contracted Lease Rentals represents the current contracted lease rental rollout which equates to the 1998 Base Case Lease Rentals less adjustments for Renegotiated Leases and Rental Resets. For the Twelve Month Period, Contracted Lease Rentals were $123.4 million, $3.4 million less than assumed in the 1998 Base Case. The difference is due to losses from renegotiated leases and rental resets as discussed above.

[5]  Movement in Current Arrears Balance
     Current Arrears is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as Bad Debts. The current arrears balance at the start of the Twelve Month Period was $3.2 million versus $3.1 million at the end, a positive movement of $0.1 million.


     Analysis of Current Arrears Balances
               Aircraft                          % of           Current        Current       Movement in
                 Type         Country          Appraised        Arrears        Arrears         Current
                                                 Value*        11/15/98        11/15/99        Arrears

                                                                  $ M            $M              $M
      1        A310-300       Brazil              2.90            1.0            0.6             0.4
      2        A321-100       Turkey**            4.22            1.3                            1.3
      3        B737-300       Brazil              2.09            0.3            1.0            (0.7)
      4        B737-400       Mexico              2.30                           0.5            (0.5)
      5        A321-100       Turkey              4.22                           0.6            (0.6)
      6        B757-200       Guyana**            3.48            0.5                            0.5
      7        B757-200       U.K.                3.36            0.1                            0.1
      8        A310-300       Oman                2.35                           0.1            (0.1)
      9        A320-200       Ireland             3.19                           0.3            (0.3)
                                             ----------------------------------------------------------
               Total                             28.11            3.2            3.1             0.1
                                             ----------------------------------------------------------

     *Appraised Value as of June 30, 1999

     ** Lessees which subsequently defaulted in Twelve Month Period, Onur Air and Guyana Airways.

     At November 15, 1998, 5 lessees in arrears owed $3.2 million, against which, MSAF Group held security deposits of $2.7 million. Two of the five lessees (Onur Air and Guyana Airways) defaulted in 1999 and the aircraft were repossessed. Arrears amounting to $2.2 million associated with these lessees at the time of repossession were deemed irrecoverable and re-classified from Current Arrears to Bad Debts. See the discussion on Bad Debts below.

     As at November 15, 1999, six lessees were in arrears, owing $3.1 million, against which MSAF Group held security deposits of $2.9 million. Since November 15, 1999 one of the 6 lessees (TAESA) has defaulted and the aircraft has been repossessed. See Section IV "Recent Developments" for a discussion of lessee defaults.

Net Stress-related Costs
Net Stress-related Costs is a combination of all the factors which can cause actual lease rentals received to differ from the Contracted Lease Rentals. The 1998 Base Case assumed net stress-related costs equal to 4.5% of the 1998 Base Case Lease Rentals. For the Twelve Month Period, net stress-related costs amounted to $8.8 million (7.0% of Contracted Lease Rentals) compared to $5.7 million assumed in the 1998 Base Case, a variance of $3.1 million that is due to the following six factors described in items [6] to [11] below.

[6]  Bad Debts and [8] Security Deposits Drawn Down
     Bad Debts are arrears owed by lessees who have defaulted and which are deemed irrecoverable. These arrears are partially offset by the draw down of security deposits held and amounts subsequently recovered from the defaulted lessee.


     Analysis of Bad Debts for the Twelve Month Period
                                                                                       Security
                                                             Bad Debts    Bad Debts    Deposits
          Aircraft Type   Lessee                Country        Rental     Recovered      Drawn     Total

                                                                 $M           $M          $M        $M
     1    B757-200        Transaero             Russia                        0.2*                  0.2
     2    B757-200        Guyana Airways        Guyana         (1.3)         1.3          0.7       0.7
     3    A321-100        Onur Air              Turkey         (1.6)         1.0          0.7       0.1
     4    B747-300        VARIG                 Brazil         (4.0)         0.4          1.1      (2.5)
                                                             ----------------------------------------------
          Total                                                (6.9)         2.9          2.5      (1.5)
                                                             ----------------------------------------------

     *$0.2 million was recovered from Transaero against amounts written off in the previous period.

     In the Twelve Month Period, $6.9 million was written off in respect of lease rentals due from three former lessees, Guyana Airways, Onur Air, and VARIG, against which MSAF Group drew down security deposits totalling $2.5 million. In the Twelve Month Period, $2.9 million was recovered and applied to rental due from four former lessees, Transaero, Guyana Airways, Onur Air and VARIG. .

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[7]  Capitalized Arrears
     Capitalized arrears refer to current arrears that have been capitalized and restructured into a note payable. As a result, arrears balances previously shown as Current Arrears are re-categorized as capitalized arrears. In August 1999, the current arrears of Passaredo, a Brazilian carrier, equal to $3.5 million were capitalized (with interest of $0.2 million) into a note payable and added to the lessee's Conditional Sale Agreement loan balance. The term of the loan balance was also extended.


[9]  Aircraft on Ground ("AOG")
     AOG is defined as the Base Case lease rental lost when an aircraft is off-lease and non-revenue earning.

     AOG Analysis
         Aircraft Type   Old Lessee   New Lessee           Lost Rentals  # Days*
                                                           $M
     1    B757-200ER      Transaero    Flying Colours       1.0           10
     2    B757-200ER      Guyana       National Airlines    1.0           75
     3    A321-100        Onur Air     Air Alfa             None          17
     4    B747-300        VARIG        AOG                  3.2           137**

         Total                                              5.2

     Notes
     *# Days is measured from date of lease termination to commencement date of new lease
     **# Days is measured from date of lease termination to November 30, 1999.
         A Letter of Intent has been signed for this aircraft. It is scheduled to be delivered to a new lessee in February, 2000.

     The impact of AOG downtime amounted to $5.2 million. This was in respect of three former lessees; Transaero, Guyana Airways and VARIG. Although the ex-Transaero aircraft was off-lease for only 10 days, the new lessee paid a reduced rental until April 1999 while the aircraft underwent modification work and this loss of rental revenue is reflected in the AOG cost. No AOG costs were incurred when the ex-Onur Air aircraft was re-leased to Air Alfa as the downtime was less that 1 month. The ex-Guyana aircraft was AOG for 75 days prior to its re-lease to National Airlines. The ex-VARIG aircraft was AOG and non-revenue earning since July 1999, but is scheduled to be delivered to its new lessee in February, 2000.

[10] Other Leasing Income
     Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest. In the Twelve Month Period, other leasing income amounted to $2.5 million. This consists of one payment for $0.9 million received in respect of a rental support agreement for a lessee credit and several miscellaneous amounts of less than $0.5 million.

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[11] Repossession Costs
     Repossession costs cover legal and aircraft technical costs incurred as a result of repossessing an aircraft. In the Twelve Month Period, repossession costs amounted to $1.1 million, of which $1.0 million related to the repossession of a B757-200ER from Guyana Airways in April 1999. An additional $0.1 million in costs were incurred relating to legal, inspection and consultancy fees in respect of the repossessions from Onur Air and from VARIG .

[13] Net Lease Rentals is Contracted Lease Rentals less any movement in Current
     Arrears Balance and Net Stress-related Costs. In the Twelve Month Period, net lease rentals amounted to $114.7 million, $6.4 million less than assumed in the 1998 Base Case. The variance was attributable to the combined effect of the six factors outlined in items [2] and [3] and in items [6] to [11] above.

[14] Interest Earned
     Interest earned relates to interest received on cash balances held in the Collection and Expense Accounts. Cash held in the Collection Account consists of the cash liquidity reserve amount of $25.0 million plus the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The Expense Account contains cash set aside to pay for expenses which are expected to be payable over the next 3 months. In the Twelve Month Period, interest earned amounted to $1.8 million, $0.4 million more than assumed in the 1998 Base Case. The difference is due to a combination of two offsetting factors. The 1998 Base Case made no assumption as to the interest earned on the intra-month cash balances in the Collection Account and Expense Account and the average actual reinvestment rate for the Twelve Month Period was 4.99% as compared to 5.75% assumed in the 1998 Base Case.

[15] Net Maintenance
     Net maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid to lessees. In the Twelve Month Period, actual maintenance reserve revenue received amounted to $17.8 million from 20 lessees and maintenance expenditure amounted to $15.2 million, generating positive net maintenance revenue of $2.6 million. The 1998 Base Case makes no assumptions for net maintenance as it assumes that, over time, maintenance revenue will equal maintenance expenditure. However, it is unlikely that in any particular Note Payment Period, maintenance revenue will exactly equal maintenance expenses.

CASH EXPENSES

"Total Cash Expenses" include Aircraft Operating Expenses and Selling, General and Administrative ("SG&A") Expenses. In the Twelve Month Period, total cash

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expenses were $8.6 million, $5.4 million lower than the Base Case, which assumed total cash expenses of $14.0 million. The difference is due to a combination of factors discussed below.

Aircraft Operating Expenses includes all operational costs related to the leasing of an aircraft including costs of insurance, re-leasing and other overhead costs. In the Twelve Month Period, Aircraft Operating Expenses amounted to $0.6 million compared to $4.4 million per the 1998 Base Case, which assumes these costs to be 3.5% of the 1998 Base Case Lease Rentals.

[17] Insurance
     Insurance costs amounted to $0.4 million relating to the annual insurance premium for contingent coverage for the portfolio.


 [18]Re-leasing and other overhead costs
     Re-leasing and other overhead costs consist of miscellaneous re-delivery and leasing costs associated with re-leasing events. In the Twelve Month Period these costs amounted to $0.2 million.

SG&A Expenses relate to fees paid to the Aircraft Servicer and to other service providers.

[20] Aircraft Servicer Fees
     The Aircraft Servicer Fees are defined as amounts paid to the Aircraft Servicer, ILFC, in accordance with the terms of the Servicing Agreement. In the Twelve Month Period, the total Aircraft Servicer fee paid was $5.7 million, $0.7 million lower than assumed in the 1998 Base Case, reflecting lower actual rentals achieved relative to Contracted Lease Rentals.

      Aircraft Servicer Fees consist of:
                                                 $mm
                  Base Fee                       2.9
                  Rent Collected Fee             1.1
                  Rent Contracted Fee            1.2
                  Incentive Fee 1997/98          0.5
                                                 ---
                  Total Servicer Fee             5.7

     The Base Fee is a fixed amount per month per aircraft and changes only as aircraft are acquired or sold. The Rent Contracted Fee is equal to 1% of all rentals contracted. The Rent Collected Fee is 1% of all rentals received. The Incentive fee is 10% of all cash flow received above a targeted amount set at the beginning of each financial year. The Incentive fee for the year ended November 30, 1998, but paid in December 1998 was $0.5 million. No incentive fee was paid to ILFC in December 1999 for the Twelve Month Period due to the lower than expected revenues received.

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[22] Other Fees
     Other Fees relate to fees and expenses paid to other Service providers including the Administrative Agent, Financial Advisor, legal advisors, accountants and Independent Trustees. In the Twelve Month Period, Other Fees amounted to $2.3 million as compared to an assumed expense of $3.2 million in the 1998 Base Case, a positive variance of $0.9 million. The variance is due to lower than expected Administrative Agent fees and a reduction in the level of accrued expenses. The Administrative Agent fee is equal to 1.5% of rentals collected and was lower than assumed in the 1998 Base Case, reflecting lower actual rentals achieved relative to Contracted Lease Rentals.

[27] Interest Payments and [28] Swap Payments
     In the Twelve Month Period, interest payments to Noteholders amounted to $58.5 million. This is $4.7 million lower than the 1998 Base Case, which assumed interest costs for the Twelve Month Period to be $63.2 million. The variance reflects the faster than expected amortization of the A-2 Note, coupled with a lower than expected level of average interest rates. The 1998 Base Case assumed LIBOR to be 5.75% whereas the average monthly LIBOR rate was 5.6%. The reduced interest costs were offset by an increase in swap payments. MSAF paid $8.7 million in swap costs, $4.9 million more than assumed in the 1998 Base Case.

[29] Exceptional Item
     Exceptional items refer to cash flows that occur infrequently and are outside the normal business activities of MSAF. There were no exceptional cash flows in the Twelve Month Period.

[31] Principal Payments
     In the Twelve Month Period, total principal payments to Noteholders amounted to $43.3 million, $1.8 million more than assumed in the 1998 Base Case, reflecting the application of the positive Net Cash Collections variance of $1.8 million.

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III  OTHER FINANCIAL DATA

     An analysis of the cash performance from the deal inception date, March 3, 1998, to November 15, 1999 is shown in Appendix C.

     Cash

     Cash held at November 15, 1999 was $29.0 million. This includes $25.0 million that represents the cash portion of the Liquidity Reserve Amount. This is a source of liquidity for, among other things, maintenance obligations, security deposit return obligations, and cash operating expenses and contingent liabilities. The remainder of $4.0 million represents accrued expenses held in the Expense Account in respect of future maintenance obligations ($3.8 million), repossession expenses ($0.1 million) and other service provider fees ($0.1 million).

     In addition to the $29.0 million cash balance held at November 15, 1999, the Liquidity Reserve Amount also contained credit and liquidity facilities provided by Morgan Stanley Dean Witter & Co. ("MSDW") and ILFC aggregating to $40.0 million. Neither of these facilities were drawn upon in the Twelve Month Period.

     Aircraft Values
     Under the terms of the Notes, MSAF Group is required to obtain new appraisals of the Base Value of each aircraft from a minimum of three independent appraisers each year. The annual appraisal must be delivered to the Trustee no later than October 31 of each year. The most recent annual appraisal was as of June 30, 1999 and the next appraisal is due to be delivered to the Trustee no later than October 31, 2000. Details of the most recent appraisal, dated June 30, 1999, are shown in Appendix A.

     The actual appraised value of the fleet at June 30, 1999 was $978.1 million as compared to an Assumed Portfolio value at June 30, 1999 of $1,032.0 million, a difference of $53.9 million or 5.2%. Where the appraisals indicate a Base Value decline in excess of the 5.0% assumed under the terms of the Notes, excess cash flow is redirected to the extent required to the Class A Notes via the Class A Scheduled Principal Payment Amount. As the actual balance outstanding of the Class A Notes was lower than the Class A Scheduled Principal balance from July 15, 1999 to November 15, 1999, there was no requirement to redirect cash flow to the Class A Notes.

     A-D Note Balance
     As of November 15, 1999, the aggregate amount of Class A-D Notes outstanding was $935.5 million, approximately $12.6 million lower than assumed in the 1998 Base Case due to higher than assumed principal repayments with respect to the Class A-2 Notes.

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IV   RECENT DEVELOPMENTS

     Acquisition of Additional Aircraft
     MSAF Group advises that it intends to acquire a portfolio of 29 commercial aircraft from certain subsidiaries of MSDW. MSDW acquired two Fokker-50 aircraft from an affiliate of GE Capital Corporation on March 19, 1999 and 27 aircraft from ILFC on August 6, 1999. MSAF Group intends to finance this acquisition by issuing additional notes.



     Leasing Activity in 1999
     In the Twelve Month Period, 7 aircraft came off lease, of which 4 were scheduled terminations and 3 were repossession events. Six of the seven aircraft were placed on lease during the Twelve Month Period and the remaining aircraft, a B747-300, was AOG at November 30, 1999. A Letter of Intent ("LOI") has been signed for this AOG aircraft and it is scheduled to be delivered to the new lessee in February 2000.

     Re-Leasing Summary
                                                               # Aircraft
                                                                  Assets
         Fleet size                                                 33
         Scheduled terminations                                      4
         Plus repossession events                                    3
                                                                  ------
         Equals total remarketing task in 1999                       7
         Less Aircraft placed on lease                              (6)
                                                                  ------
         Equals Aircraft on Ground (AOG) at November 30, 1999        1
         Of which LOI signed                                        (1)
                                                                  ------
         Aircraft available for lease at November 30, 1999           0

     Summary of Scheduled Re-leasing Events
              Aircraft Type    MSN         Prior Lessee    New Lessee
     1        A310-300         409         Flightlease     Oman Air
     2        A310-300         410         Flightlease     Oman Air
     3        A320-200         279         Monarch         Canadian
     4        B737-300         25161       TAP             Air Malta

     Summary of Unscheduled Re-leasing Events
              Aircraft Type    MSN         Prior Lessee    New Lessee
     1        B757-200ER       24260       Guyana          National Airlines
     2        A321-100         597         Onur Air        Air Alfa
     3        B747-300         24106       VARIG           Air Atlanta Icelandic

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     AOG
     At November 30, 1999 one B747-300 aircraft formerly leased to VARIG was AOG undergoing maintenance work prior to re-leasing to a new lessee in February 2000. Since November 30, 1999, three aircraft have become available for lease and are AOG as of February 1, 2000. Two of the aircraft , scheduled terminations, are A310-300s, previously on lease with Oman Air. These aircraft are currently undergoing airframe and engine overhauls in advance of their delivery to a new lessee in April 2000. The third aircraft, a B737-400, was repossessed from TAESA in December 1999.

     At February 1, 2000, two aircraft, representing 4.27% of the Appraised Value at June 30, 1999, are scheduled for re-marketing before November 30, 2000. One aircraft, a B767-200, is subject to a Letter of Intent. The other aircraft, a B737-400, is available for lease as of February 1, 2000 (since this date, a signed Letter of Intent has been received).

     AOG Analysis February 1, 2000
                                                               Expected
          Aircraft Type   Old Lessee    Status                 Re-lease Date
     1    B747-300        VARIG         Subject to Lease       February 2000
     2    A310-300        Oman Air      LOI signed             April 2000
     3    A310-300        Oman Air      LOI signed             April 2000
     4    B737-400        TAESA         Available for lease    None

     Five Year Re-marketing Task by number of Aircraft

     Year ending  Nov 30, 2000  Nov 30, 2001  Nov 30, 2002  Nov 30, 2003  Nov 30, 2004

     Narrowbody
     A320                                                         2
     A321                                                         1
     B737              1               4            1             3              1
     B757
     MD82                                                                        1
     MD83                              1
     F70                                                          0              3
     Subtotal          1               5            1             6              5

     Widebody
     A300
     A310                                                         2
     B747                                                         1
     B767              1                                          1
     Subtotal          1               0            0             4              0

     Engine                                         1

                  --------------------------------------------------------------------
     Total             2               5            2            10              5
                  --------------------------------------------------------------------


     Five Year Re-marketing Task by Appraised Value*

     Year ending  Nov 30, 2000  Nov 30, 2001  Nov 30, 2002  Nov 30, 2003  Nov 30, 2004

     Narrowbody
     A320                                                        6.30%
     A321                                                        4.22%
     B737              2.30%           9.55%        2.63%        6.90%         2.57%
     B757
     MD82/MD83                         1.99%                                   1.87%
     F70                                                                       4.45%
     Subtotal          2.30%          11.54%        2.63%       17.42%         8.89

     Widebody
     A300
     A310                                                        4.73%
     B747                                                        5.56%
     B767              3.16%                                     5.60%
     Subtotal          3.16%              0%           0%        15.89%           0%

     Engine                                         0.55%

                     -----------------------------------------------------------------
     Total             5.46%          11.54%        3.18%        33.31%        8.89%
                     -----------------------------------------------------------------
     *Appraised Value as at June 30, 1999

The average remaining term to lease expiration date, weighted by appraised value at June 30, 1999 is 41 months at February 1, 2000.

Lessee Difficulties

Current Arrears
As of February 1, 2000, five lessees were in arrears. The five aircraft on lease to these lessees represented 15.5% of the portfolio by appraised value at June 30, 1999. The total amount of rental payments and maintenance reserves that was in arrears with respect to these five lessees was $3.9 million. MSAF Group holds security deposits of $2.2 million against these arrears. This amount represents 3.6% of annual contracted lease rental payments. The weighted average number of days past due of such arrears was 64 days.

Bad Debts
In addition to the current arrears of $3.9 million, $6.7 million of rental and maintenance payments (before set-off of security deposits of $2.9 million) was owed to MSAF Group from four of its former lessees as of February 1, 2000. One Brazilian lessee owed $4.4 million of this amount. . Three of the four aircraft have been re-leased to other carriers and the fourth aircraft is off-lease, undergoing maintenance work prior to re-marketing to a new lessee.


Analysis of Bad Debts Balance as of February 1, 2000
                                                                                      Security
      Repossession Date  Aircraft     Former                 Bad Debts    Bad Debts   Deposits
                         Type         Lessee      Country      Total      Recovered     Drawn      Total

                                                                $M           $M           $M         $M
1     October 1998       B757-200     Transaero   Russia       (1.0)          0.2*       0.6       (0.2)
2     March 1999         A321-100     Onur Air    Turkey       (2.1)         1.2         0.7       (0.2)
3     July 1999          B747-300     VARIG       Brazil       (4.8)         0.4         1.1       (3.3)
4     December 1999      B737-400     TAESA       Mexico       (0.6)                     0.5       (0.1)
                                                             -------------------------------------------
      Total                                                    (8.5)         1.8         2.9       (3.8)
                                                             -------------------------------------------
*$0.2 million was recovered from Transaero against amounts written off in the previous period.

Regional Analysis of Current Arrears

The categorization of countries into geographical regions, Developed Markets, Emerging Markets and Other is determined using Morgan Stanley Capital International, Inc. ("MSCI") designations. A regional analysis of current arrears as of February 1, 2000 is shown below.

Analysis of Lessee Total Arrears by Region
                                    #         #         #     Current  Security
          Region                Countries  Aircraft  Lessees  Arrears  Deposit
                                                                 $m       $m
Developed Europe                      1        1        1       0.6       0.6
          North America               1        1        1       0.2       0.3
Emerging  Europe and Middle East      1        1        1       1.3       0.7
          Asia                        0        0        0       0.0       0.0
          Latin America               1        2        2       1.8       0.7
Other     Other                       0        0        0       0.0       0.0
                                 --------------------------------------------
          Total Arrears               4        5        5       3.9       2.2
                                 --------------------------------------------

Latin America (Emerging)
MSAF Group currently leases 9.3% of the portfolio in Latin America (4.3% in Mexico and 5.0% in Brazil) by appraised value at June 30, 1999. In 1998, Brazil experienced significant downturns in its economy and financial markets, following a dramatic decrease in the value of its currency. Since the beginning of 1998, when MSAF had five aircraft placed with five lessees, there have been two negotiated repossessions (one in Brazil and one in Mexico) with two other lessees restructuring their arrears (both in Brazil). Two of the five current lessees in arrears are based in Latin America.

In March 1999, MSAF reached an agreement with VASP to defer $0.5 million of arrears owed at that time. Repayment of the arrears plus interest was scheduled to begin in August 1999 and end in January 2000. On February 10, 2000, VASP made a payment of $1.3 million to MSAF Group in full settlement of their deferred and current arrears up to January 31, 2000. This aircraft is a B737-300 and represented 2.1% of the portfolio by appraised value at June 30, 1999.

In August 1999, MSAF agreed to restructure the arrears of the second Brazilian lessee, Passaredo. The total rental payments, maintenance reserves and default interest owed amounted to $3.7 million. The restructured amounts were capitalized as a note payable and added to the lessee's Conditional Sale Agreement loan balance, with an extension to the term of the loan. At February 1, 2000, $0.3 million of current arrears under the new agreement, which represents approximately 35 days of rental, were due and unpaid. In conjunction with this restructuring, the obligations under this lease were transferred to a new Brazilian entity, B.R.A Transportes Aereos, which replaced Passaredo as lessee. This aircraft is an A310-300 and represented 2.9% of the portfolio by appraised value at June 30, 1999.

A former Brazilian lessee, VARIG, negotiated an early termination of its lease of a B747-300 aircraft in July 1999. The lease was scheduled to expire in April 2003. The total amount of rental payments and maintenance reserves due under this lease to July 1999, the date of the termination agreement, was $4.8 million against which we drew down a security deposit of $1.1 million. Under the terms of the termination agreement, VARIG is scheduled to repay $10.8 million over eight years to offset arrears of $4.8 million and approximately $6.0 million for maintenance and downtime costs. Provided no default has occurred by October 2005 under this note payable, the total remaining payments will be reduced by approximately $1.0 million on a pro-rata basis between October 2005 and October 2007, the scheduled final payment date under the note. The first payment of $0.4 million under this agreement was due and paid in October 1999. Maintenance work including repairs to the engines is almost completed and the aircraft is scheduled to be delivered to the new lessee in February, 2000. The current market for widebody aircraft in general is weak due to an over supply of capacity caused by the Asian crisis - see section "Market for B747-300s" below. This aircraft represents approximately 5.6% of the portfolio by appraised value at June 30, 1999.

A former Mexican lessee, TAESA, defaulted on its obligations under its lease of a B737-400 aircraft and the aircraft was repossessed in December 1999. The lease was scheduled to expire in May 2000. The total amount of rental payments and maintenance reserves due under the lease at the date of repossession was $0.6 million. This amount was partially offset by a security deposit of $0.5 million. The aircraft is currently undergoing maintenance work prior to re-leasing to a new lessee. This aircraft represents approximately 2.3% of the portfolio by appraised value at June 30, 1999.

Europe
MSAF Group currently leases 28.95% of the portfolio by appraised value at June 30, 1999 in the Europe region. One of the five current lessees in arrears is based in Europe. At February 1, 2000, the total rental and maintenance arrears owed by this lessee was $0.6 million, against which MSAF Group holds a security deposit of $0.6 million. However, the Servicer has indicated that the lessee is currently in financial difficulty and may be unable to meet its future rental or maintenance obligations. This aircraft, an A320-200, represented 3.2% of the portfolio by appraised value at June 30, 1999.

Europe and Middle East (Emerging)
MSAF Group currently leases 11.3% of the portfolio by appraised value at June 30, 1999 in the Europe and Middle East (Emerging) region. One of the five lessees in arrears is based in the Europe and Middle East (Emerging) region. In addition, in the last twelve months, one aircraft was repossessed from a lessee based in the Europe and Middle East (Emerging) region. At February 1, 2000, Air Alfa had rental and maintenance arrears of $1.3 million, against which MSAF Group holds a security deposit of $0.7 million. The obligations of Air Alfa under the lease are guaranteed by its parent company, Kombassan Holdings, and the Servicer has instituted legal steps in Turkey to draw down upon the guarantee. This aircraft, an A321-100, represented 4.2% of the portfolio by appraised value at June 30, 1999.

A former Turkish lessee, Onur Air, defaulted on its obligations under its lease and the aircraft was repossessed in April 1999. The lease was scheduled to expire in May 2000. The total amount of rental payments and maintenance reserves due under the lease at the date of repossession was $2.1 million, against which we retained a security deposit of $0.7 million. The former lessee repaid $1.2 million. The aircraft was re-leased to another Turkish carrier, Air Alfa.

Asia (Emerging)
MSAF Group currently leases 13.1% of the portfolio by appraised value at June 30, 1999 in the Asia (Emerging) Region. As of February 1, 2000, none of these lessees were in arrears.

North America (Developed)
MSAF Group currently leases 13.3% of the portfolio by appraised value at June 30, 1999 in the North America (Developed) region. One of the five lessees in arrears is based in North America. On February 2, 2000, Canadian Airlines announced a debt restructuring and moratorium plan. The plan will result in a suspension of payments of about $135 million to lenders and aircraft lessors, including MSAF. The amounts will be repaid on a basis to be negotiated. According to a statement by the lessee, the payment schedule is expected to resume in late April 2000, following approval of the plan by all interested parties. The lessee's rental payment for the month of February was due and unpaid on February 1, 2000. MSAF Group holds a security deposit of $0.3 million for this aircraft, an A320-200 and represented 3.1% of the portfolio by appraised value at June 30, 1999.

Other
MSAF Group currently leases 11.5% of the portfolio by appraised value at June 30, 1999 in the "Other" region. As of February 1, 2000, none of these lessees were in arrears. In the last twelve months, one aircraft was repossessed from an airline in the "Other" region.

On April 2, 1999 a lease with Guyana Airways was terminated by agreement with rental arrears of $1.3 million. Guyana made a payment of $3.0 million to MSAF in settlement of its arrears and maintenance obligations. As at February 1, 2000, the total costs for maintenance and redelivery are $5.6 million in excess of the settlement amount received. The aircraft was re-leased to National Airlines, a U.S. carrier, in June 1999. The aircraft, a B757-200ER, represented 3.5% of the portfolio by appraised value at June 30, 1999.

Market for B747-300s
The re-leasing market for the B747-300 aircraft has recently been severely hit by over-capacity in the widebody market in general and for this aircraft type in particular. According to Airclaims, there are currently 79 B747-300 aircraft in the world fleet, of which 20 are currently available for lease. MSAF owns one B747-300 at June 30, 1999 representing 5.6% of the portfolio by appraised value at June 30, 1999. This aircraft was repossessed from its previous lessee, VARIG, a Brazilian airline, in July 1999. The aircraft has been re-leased for three years commencing February 2000 to Air Atlanta Icelandic, a contract carrier based in Iceland and specializing in wet-leases. The new lease rate for this aircraft is approximately 20% of the previous rental reflecting the significant fall in demand for this aircraft type and the current over supply. The reduced rent is somewhat offset by a settlement that was reached with VARIG for terminating its lease early. Future lease rentals for this aircraft will in part depend on the state of the Asian economies, where demand for these aircraft and other widebodies has been strongest in the past.

Inspections of MD-80s
On February 11, 2000, following an accident involving a MD-83 aircraft, the FAA issued an AD covering DC-9 (MD-83), MD-88, MD-90 and B717 aircraft. The AD required inspection of the stabilization equipment on these aircraft types within 3 days. We own one MD-82 and two MD-83 aircraft, representing 5.98 % of the portfolio by appraised value at June 30,1999. Under the leases of the affected aircraft, all costs of compliance with the AD are the obligation of the lessees.


              Figures as of February 1, 2000

                             Country of                                                                   Adjusted  30-Jun-99
                             Current                       Aircraft       Engine      Serial    Date of     Base      % of     % of
             Region (1)      Lessee        Current Lessee  Type       Configuration   Number  Manufacture Value (2)   Total   Region
             ----------      -----------   --------------  --------   -------------   ------  ----------- --------- --------- ------



           1 Europe          France        Air Liberte     MD-83       JT8D-219        49822    Dec-88      19,454     2.0%
           2 (Developed)     France        l'Aeropostale   B737-300    CFM 56-3C1      23788    May-87      19,330     2.0%
           3                 Netherlands   KLM             engine      CF6-80C2B6F    704279    Jun-95       5,425     0.5%
           4                 Netherlands   Transavia       B737-300    CFM 56-3C1      27635    May-95      28,072     2.9%
           5                 Ireland       TransAer        A320-200    V2500-A1          414    May-93      31,182     3.2%
           6                 Norway        Braathens       B737-500    CFM 56-3B1      25165    Apr-93      19,849     2.0%
           7                 UK            Britannia
                                            Airways        B767-200ER  CF6-80A         23807    Aug-87      30,952     3.2%
           8                 UK            Flying
                                            Colours (5)    A320-200    V2500-A1          393    Feb-93      30,426     3.1%
           9                 UK            Air 2000        B767-300ER  CF6-80C2B6F     26256    Apr-93      64,912     6.6%
          10                 UK            Flying          B757-200ER  RB211-535-E4-37 24367    Feb-89      32,859     3.4%
                                            Colours
Sub-total                                                                                                                      28.9%
          11 North America   USA           Alaska          B737-400    CFM 56-3C1      25104    May-93      27,099     2.8%
                                            Airlines
          12 (Developed)     USA           TWA             MD-83       JT8D-219        49824    Mar-89      20,726     2.1%
          13                 USA           TWA             MD-82       JT8D-217C       49825    Mar-89      18,290     1.9%
          14                 USA           National        B757-200ER  RB211-535-E4    24260    Dec-88      34,083     3.4%
                                            Airlines
          15                 Canada        Canadian        A320-200    V2500-A1          279    Feb-92      30,175     3.1%
                                            Airlines
Sub-total                                                                                                                      13.3%
          16 Europe          Hungary       Malev           F-70        TAY MK620-15    11564    Dec-95      13,991     1.5%
          17 and Middle East Hungary       Malev           F-70        TAY MK620-15    11565    Feb-96      14,603     1.5%
          18 (Emerging)      Hungary       Malev           F-70        TAY MK620-15    11569    Mar-96      14,969     1.5%
          19                 Greece        Olympic         B737-400    CFM 56-3C1      25371    Jan-92      25,729     2.6
                                            Airways
          20                 Turkey        Air Alfa        A321-100    V2530-A5          597    May-96      41,248     4.2%    11.3%
Sub-total
          21 Asia            Korea         Asiana          B767-300    CF6-80C2B6F     24798    Oct-90      54,775     5.6%
          22 (Emerging)      Taiwan        China           A300-600R   PW 4158           555    Mar-90      47,140     4.8%
                                            Airlines
          23                 China         China Hainan    B737-300    CFM 56-3C1      26295    Dec-93      25,741     2.7%
Sub-total                                                                                                                      13.1%
             Latin America
          24 (Emerging)      Brazil        B.R.A.          A310-300    JT9D-7R4E1        437    Nov-86      28,322     2.9%
                                            Transportes
                                            Aereos
          25                 Brazil        VASP            B737-300    CFM 56-3B2      24299    Nov-88      20,454     2.1%
          26                 Mexico        Aero Mexico     B757-200ER  PW 2037         26272    Mar-94      42,545     4.3%
Sub-total                                                                                                                       9.3%
          27 Other           Fiji          Air Pacific     B767-300ER  CF6-80C2B4      26260    Sep-94      67,167     6.9%
          28                 Iceland       IcelandAir      B737-300    CFM 56-3B2      23811    Oct-87      20,299     2.1%
          29                 Malta         Air Malta       B737-300    CFM 56-3B2      25161    Feb-92      25,123     2.5%
Sub-total                                                                                                                      11.5%
             AOG
          30 Other           Iceland (6)   Air Atlanta      B747-300B  CF6-80C2        24106    Apr-88      54,382     5.6%
                                            Icelandic
          31 Pacific         Singapore (6) Regionair        A310-300   JT9D-7R4E1        409    Nov-85      23,009     2.3%
              (Developed)
          32 Pacific         Singapore (6) Regionair        A310-300   JT9D-7R4E1        410    Nov-85      23,276     2.4%
              (Developed)
          33                 Available for
                                lease(7)   Available        B737-400   CFM 56-3B2      24234    Oct-88      22,508     2.3%    12.6%
                                             for lease
                                                                                                           -------------------------
                    Total                                                                                  978,116   100.0%   100.0%
                                                                                                           =========================
------------
     (1)  Regions are defined according to MSCI designations.
     (2)  Adjusted Base Value is the Base Value of each aircraft as per the
          June 30, 1999 Appraisal
     (3)  Total Number of Lessees =25
     (4)  Total Number of Countries = 18
     (5)  Previoulsly Caledonian Airways, now merged with Flying Colours.
     (6)  Currently AOG but subject to a Letter of Intent
     (7)  Subject to a Letter of Intent since February 1, 2000.

Morgan Stanley Aircraft Finance

                                         Comparison of Actual Cash Flows versus
                                        the Base Case for the Twelve Month Period

                                 All amounts in US dollars millions unless otherwise stated


-----------------------------------------------------------------------------------------------------------------------------------
                                                                             1998                 % of 1998 Base Case Lease Rentals
                                                                 Actual    Base Case  Variance    Actual*   Base Case**   Variance
-----------------------------------------------------------------------------------------------------------------------------------

                      CASH COLLECTIONS
      [1]             Lease Rentals                              126.8       126.8        -         100.0%      100.0%        0.0%
      [2]               - Renegotiated Leases                     (1.4)          -     (1.4)         -1.1%                   -1.1%
      [3]               - Rental Resets                           (2.0)          -     (2.0)         -1.6%                   -1.6%
                                                                 -----------------------------------------------------------------
      [4]      [1]..[3] Contracted Lease Rentals                 123.4       126.8     (3.4)         97.3%      100.0%       -2.7%

      [5]             Movement in Current Arrears Balance          0.1           -      0.1           0.1%                    0.1%

                     less Net Stress-related Costs
      [6]               - Bad debts                               (4.0)          -                  -3.2%
      [7]               - Capitalised arrears                     (3.5)                             -2.8%
      [8]               - Security deposits drawn down             2.5           -                   2.0%
      [9]               - AOG                                     (5.2)          -                  -4.1%
     [10]               - Other Leasing Income                     2.5           -                   2.0%
     [11]               - Repossession                            (1.1)                              -0.9%
                                                                 ----------------------------------------------------------------
     [12]      [6].[11] sub-total                                 (8.8)       (5.7)    (3.1)         -7.0%       -4.5%       -2.5%

     [13]  [4]+[5]+[12] Net Lease Rentals                        114.7       121.1     (6.4)         90.4%       95.5%       -5.1%
                                                                                          -
    [14]              Interest Earned                              1.8         1.4      0.4           1.4%        1.1%        0.3%
    [15]              Net Maintenance                              2.6           -      2.6           2.1%        0.0%        2.1%
                                                                 ----------------------------------------------------------------
    [16]    [13..[15] Total Cash Collections                     119.1       122.5     (3.4)         93.9%       96.6%       -2.7%
                                                                                          -
---------------------------------------------------------------------------------------------------------------------------------
                      CASH EXPENSES
                      Aircraft Operating Expenses
    [17]               - Insurance                                (0.4)          -                   -0.3%
    [18]               - Re-leasing and other overheads           (0.2)                              -0.2%
                                                                 ----------------------------------------------------------------
    [19]    [17]+[18] subtotal                                    (0.6)       (4.4)     3.8          -0.5%       -3.5%        3.0%

                      SG&A Expenses
    [20]              Aircraft Servicer Fees
                       - Base Fee                                 (2.9)                              -2.3%
                       - Rent Collected Fee                       (1.1)                              -0.9%
                       - Rent Contracted Fee                      (1.2)                              -0.9%
                       - Incentive Fee                            (0.5)                              -0.4%
                                                                 ----------------------------------------------------------------
    [21]        [20]  sub-total                                   (5.7)       (6.4)     0.7          -4.5%       -5.1%        0.6%
    [22]              Other Fees                                  (2.3)       (3.2)     0.9          -1.8%       -2.6%        0.8%
                                                                 ----------------------------------------------------------------
    [23]    [21]+[27] subtotal                                    (8.0)       (9.6)     1.6          -6.3%       -7.7%        1.4%
                                                                 ----------------------------------------------------------------
    [24]    [19]+[23] Total Cash Expenses                         (8.6)      (14.0)     5.4          -6.8%      -11.2%        4.4%
---------------------------------------------------------------------------------------------------------------------------------
                      NET CASH COLLECTIONS
    [25]        [16]  Total Cash Collections                     119.1       122.5     (3.4)         93.9%       96.6%       -2.7%
    [26]        [24]  Total Cash Expenses                         (8.6)      (14.0)     5.4          -6.8%      -11.2%        4.4%
    [27]              Interest Payments                          (58.5)      (63.2)     4.7         -46.1%      -49.8%        3.7%
    [28]              Swap Payments                               (8.7)       (3.8)    (4.9)         -6.8%       -3.0%       -3.8%
    [29]              Exceptional Item                               -           -        -
                                                                 ----------------------------------------------------------------
    [30]  [25]...[29] TOTAL                                       43.3        41.5      1.8          34.2%       32.6%       1 .6%
                                                                 ================================================================
---------------------------------------------------------------------------------------------------------------------------------
    [31]              PRINCIPAL PAYMENTS
                      subclass A1                                    -          -
                      subclass A2                                 39.5        37.7      1.8          31.2%       29.6%        1.6%
                      subclass B1                                  3.8         3.8      0.0           3.0%        3.0%        0.0%
                      subclass C1                                  0.0         0.0     0.00           0.0%        0.0%        0.0%
                      subclass D1                                                -                    0.0%        0.0%        0.0%
                                                                 ----------------------------------------------------------------
                      Total                                       43.3        41.5      1.8          34.2%       32.6%        1.6%
                                                                 ================================================================
---------------------------------------------------------------------------------------------------------------------------------
                      DEBT BALANCES
                      as at November 15, 1999
                      subclass A1                                400.0       400.0
                      subclass A2                                234.5       247.1
                      subclass B1                                 91.0        91.0
                      subclass C1                                100.0       100.0
                      subclass D1                                110.0       110.0
                                                                 -----------------
                                                                 935.5       948.1
                                                                 -----------------



Morgan Stanley Aircraft Finance

                                                     Performance to Date versus
                                                           1998 Base Case
                                                     Mar 3, 1998 - Nov 15, 1999

                                     All amounts in US dollars millions unless otherwise stated


                         15-Nov-99

------------------------------------------------------------------------------------------------------------------------
                                                                  1998                 % of 1998 Base Case Lease Rentals
                                                      Actual    Base Case  Variance    Actual*   Base Case**   Variance
------------------------------------------------------------------------------------------------------------------------

                    CASH COLLECTIONS

 [1]                Lease Rentals                      220.9     220.9           -      100.0%      100.0%        0.0%

 [2]                - Renegotiated
                       Leases                           (1.4)        -        (1.4)      -0.6%        0.0%       -0.6%
 [3]                - Rental Resets                     (2.0)        -        (2.0)      -0.9%        0.0%       -0.9%
                                                  ---------------------------------------------------------------------
 [4] *[1]..[3]      Contracted Lease
                     Rentals                           217.5     220.9        (3.4)      98.5%      100.0%       -1.5%

 [5]                Movement in Current
                     Arrears Balance                    (3.1)        -        (3.1)      -1.4%                   -1.4%

                    less Net Stress
                      related Costs
 [6]                - Bad debts                         (6.2)        -                   -2.8%
 [7]                - Capitalised arrears               (3.5)                            -1.6%
 [8]                - Security deposits
                      drawn down                         4.0         -                    1.8%
 [9]                - AOG                               (5.6)        -                   -2.6%
[10]                - Other Leasing Income               3.6         -                    1.6%
[11]                - Repossession                      (2.2)                            -1.0%
                                                  --------------------------------------------------------------------
[12] *[6]..[11]     sub-total                           (9.9)     (9.9)          -       -4.5%       -4.5%        0.0%

[13] [4]+[5]+12]    Net Lease Rentals                  204.5     211.0        (6.5)      92.6%       95.5%       -2.9%
 14]                Interest Earned                      3.8       2.4         1.4        1.7%        1.1%        0.6%
 15]                Net Maintenance                      9.7         -         9.7        4.4%        0.0%        4.4%
                                                  --------------------------------------------------------------------
[16] *[13]..[15]    Total Cash
                     Collections                       218.0     213.4         4.6       98.7%       96.6%        2.1%
----------------------------------------------------------------------------------------------------------------------
                    CASH EXPENSES
                    Aircraft Operating Expenses
[17]                - Insurance                         (1.6)     (7.7)        6.1       -0.7%       -3.5%        2.8%
[18]                - Re-leasing and
                      other overheads
                                                  --------------------------------------------------------------------
 [19]  [17]+[18     subtotal                            (1.6)     (7.7)        6.1        -0.7%      -3.5%        2.8%

                    SG&A Expenses
[20]                Aircraft Servicer Fees
                    - Base Fee                          (3.6)
                    - Rent Collected Fee                (2.0)
                    - Rent Contracted Fee               (2.2)
                    - Incentive Fee                     (0.5)
                                                  --------------------------------------------------------------------
[21]  [20]          sub-total                           (8.3)     (9.7)        1.4       -3.7%       -4.4%        0.7%
[22]                Other Fees                          (4.7)     (5.5)        0.8       -2.1%       -2.5%        0.4%
                                                  --------------------------------------------------------------------
[23]  [21]+[22      subtotal                           (13.0)    (15.2)        2.2       -5.8%       -6.9%        1.1%
                                                  --------------------------------------------------------------------
[24]  [19]+[23      Total Cash Expenses                (14.6)    (22.9)        8.3        6.5%      -10.4%        3.9%
----------------------------------------------------------------------------------------------------------------------
                    NET CASH COLLECTIONS
[25]  [16]          Total Cash
                     Collections                       218.0     213.4         4.6       98.7%       96.6%        2.1%
[26]  [24]          Total Cash
                     Expenses                          (14.6)    (22.9)        8.3       -6.6%      -10.4%        3.8%
[27]                Interest Payments                 (104.1)   (109.5)        5.4      -47.1%      -49.6%        2.5%
[28]                Swap Payments                      (11.9)     (6.2)       (5.7)      -5.4%       -2.8%       -2.6%
[29]                Exceptional Item                    27.1      27.1           -       12.3%       12.3%        0.0%
                                                  --------------------------------------------------------------------
[30] * [25]...[29]   TOTAL                             114.5     101.9        12.6      51.9%        46.1%        5.8%
                                                  ====================================================================
----------------------------------------------------------------------------------------------------------------------
[31]                PRINCIPAL PAYMENTS
                    subclass A1                            -         -
                    subclass A2                        105.5      92.9        12.6       47.8%       42.0%        5.8%
                    subclass B1                          9.0       9.0        (0.0)       4.1%        4.1%        0.0%
                    subclass C1                          0.0       0.0         0.0        0.0%        0.0%        0.0%
                    subclass D1                            -         -
                                                  --------------------------------------------------------------------
                    Total                              114.5     101.9        12.6       51.9%        46.1%       5.8%
                                                  ====================================================================
----------------------------------------------------------------------------------------------------------------------
                    Debt Balances
                      as at November
                      15, 1999
                    subclass A1                 400.0   400.0
                    subclass A2                 234.5   247.1
                    subclass B1                  91.0    91.0
                    subclass C1                 100.0   100.0
                    subclass D1                 110.0   110.0
                                               --------------
                                                935.5   948.1
                                               ==============
